EXHIBIT 10.A.19-1
                                SUPPLEMENT TO THE

                  APPLE COMPUTER, INC. EXECUTIVE SEVERANCE PLAN

                            (Effective June 9, 1995)

SECTION 1.     ESTABLISHMENT AND PURPOSE.

           This Supplement (the "Supplement") to the Apple Computer, Inc. Executive Severance Plan (the "Plan") is hereby established effective as of the date it is approved by the Board of Directors of Apple (the "Board"). The purpose of this Supplement is to set forth the terms and provisions of the Plan that will apply in the event of a Change in Control of Apple.
Capitalized words not otherwise defined herein shall have the meanings assigned to such words in the Plan.

SECTION 2.     ADDITIONAL BENEFITS.

          (a) Each Eligible Employee (i) whose employment with the Company is involuntary terminated by the Company for any reason during the Supplement Term, other than due to such Employee's misuse of confidential or proprietary information or a violation of the standards described in Apple's Global Ethics brochure or any other Apple policy or guideline or (ii) who resigns during the Supplement Term for Good Reason shall automatically become a Participant, whether or not such person is designated as a Participant in accordance with
Section 3.1 of the Plan (hereinafter, a "Section 2(a) Participant"); provided, however, that no Eligible Employee described in Section 3.3(c), (d), (e) or
(f), or an Eligible Employee described in Section 3.3(b) who resigns other than for Good Reason, shall become a Section 2(a) Participant. In addition, during the Supplement Term, the definition of "Eligible Employee" in the Plan is revised to exclude reference to "any other plan, program or practice by which Apple provides any separation allowance" which is established on or after the Change in Control Date or which is implemented at any time with the intention, express or implied, of eliminating Apple's obligations under the Plan or this Supplement. Employees of the Company who are otherwise Eligible Employees and who are parties to a Retention Agreement shall continue to be eligible to be designated as Participants in the Plan if their employment terminates prior to the Change in Control Date or after the expiration of the term of their Retention Agreement.

           (b) Section 4.1(e) of the Plan is revised to prohibit the Company from ending the Termination Notice Period for any such Termination Notice Period that begins within the Supplement Term for any reason other than the
Section 2(a) Participant's misuse of confidential or proprietary information or a violation of the standards described in Apple's Global Ethics brochure or any other Apple policy or guideline.

          (c) Section 4.3 of the Plan is revised to substitute "30 additional calendar days" for "14 additional calendar days" for any Termination Notice Period that begins during the Supplemental Term.

           (d) Section 4.5 of the Plan is revised to require the Company to provide job placement assistance or counseling to each Section 2(a) Participant who requests such assistance; provided, however, that the individual Participant cost to Apple of providing such benefits to a Section 2(a) Participant need not exceed $7,500.

           (e) Section 7.1 of the Plan is revised for each Section 2(a) Participant as follows:

Years of Service*    Months of Pay

3 or less                   8
4                          10
5                          12
6                          14
7                          16
8                          18
9                          20
10                         22
11 or more                 24 (maximum)


 *Years of Service will be determined as of the Participant's actual termination date.
                                       19
           (f)   Section  7.2  of the Plan is revised for  each  Section  2(a)
Participant as follows: In lieu of the Prorated Bonus, each Section 2(a) Participant shall receive a special severance bonus (the "Severance Bonus") equal to the greater of (i) the target annual bonus amount payable to the
Section 2(a) Participant for the fiscal year in which the Notification Date occurs and (ii) the target annual bonus amount payable to the Section 2(a) Participant for the last fiscal year ended prior to the Change in Control Date, in either case, calculated on the assumption that all applicable performance targets had been achieved. The Severance Bonus shall not be subject to any proration and shall otherwise be payable at such time and manner as the Prorated Bonus.

           (g) Section 7.3 of the Plan is revised for each Section 2(a) Participant as follows:

Participant's Grade      Period   of   Extended
Level                    Coverage from
at Close of              Close  of  Termination
Termination Notice       Notice Period
Period

97-100                   24 months
94-96                    18 months

          (h) The additional payments and benefits provided by this Section 2 of the Supplement are subject to the condition that the Section 2(a) Participant execute a release in the form and manner contemplated by Section
5.2 of the Plan.

SECTION 3.     GROSS-UP PAYMENT.

          A new Section 7.8 is added to the Plan as follows:

          7.8   Gross-Up Payment.

           (a) Right to Payment. Notwithstanding anything in the Plan or the Supplement to the contrary, if it is determined that any Payment to an Eligible Employee (whether or not such employee qualifies for benefits under the Plan or the Supplement and whether or not such employee is a Section 2(a) Participant at the time of determination) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then such Eligible Employee shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place such Eligible Employee in the same after-tax economic position that such employee would have enjoyed if the Excise Tax had not applied to the Payment. The amount of the Gross-Up Payment shall be determined by the Accounting Firm in accordance with the formula {(E x (1 -
M)/(1 - T)) - E} (or such other formula as the Accounting Firm deems appropriate which is intended to achieve the same result), where

          E    equals   the  Payments  which  are  determined  to  be  "excess
               parachute payments" within the meaning of Section 280G(b)(1) of the Code;

          M equals the sum of the highest marginal rates1 for Taxes applicable to the Eligible Employee at the time of the Payment; and

          T    equals M plus the rate of Excise Tax applicable to the Payment.

No Gross-Up Payments shall be payable to an Eligible Employee hereunder if the Accounting Firm determines that the Payments to such Eligible Employee are not subject to an Excise Tax.

           (b) Determination of Gross-Up Payment. Subject to the provisions of Section 7.8(c), all determinations required under this Section 7.8, including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Eligible Employee and the Company within fifteen days of the Change in Control Date, the date of the Eligible Employee's termination of employment with the Company and its subsidiaries or any other date reasonably requested by the Eligible Employee or the Company on which a determination under this Section 3 is necessary or advisable. The Company shall pay each Eligible Employee the initial Gross-Up Payment within 5 days of the receipt by the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable to an Eligible Employee (or class of Eligible Employees), the Company shall cause the Accounting Firm to provide such Eligible Employee (or each member of the class of Eligible Employees) with an opinion that the Accounting Firm has substantial authority under the Code and Regulations not to report

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___________________________
1To be expressed in up to three decimal places. For example, a combined federal, state and local marginal rate of 56% would be expressed as .560.

an Excise Tax on the Eligible Employee's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Eligible Employee and the Company. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by the Eligible Employee with respect to any Payment (hereinafter an "Underpayment"), the Company, after exhausting its remedies under Section 7.8(c) below, shall promptly pay to the Eligible Employee an additional Gross-Up Payment in respect of the Underpayment.

          (c) Procedures. As a condition to Apple's obligations hereunder to an Eligible Employee, each Eligible Employee shall be required to notify Apple in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Apple of a Gross-Up Payment by such Eligible Employee. Such notice shall be given as soon as practicable after the Eligible Employee knows of such claim and shall apprise Apple of the nature of the claim and the date on which the claim is requested to be paid. An Eligible Employee shall agree not to pay the claim until the expiration of the thirty-day period following the date on which the Eligible Employee notifies Apple, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period"). If Apple notifies the Eligible
Employee in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Eligible Employee shall: (i) give Apple any information reasonably requested by Apple relating to the claim; (ii) take such action in connection with the claim as Apple may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Apple and reasonably acceptable to the Eligible Employee; (iii) cooperate with Apple in good faith in contesting the claim; and (iv) permit Apple to participate in any proceedings relating to the claim. An Eligible Employee shall permit Apple to control all proceedings related to the claim and, at its option, permit Apple to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by Apple, an Eligible Employee shall agree either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as Apple shall determine; provided, however, that, if Apple directs such Eligible Employee to pay such claim and pursue a refund, Apple shall advance the amount of such payment to the Eligible Employee on an after-tax and interest-free basis (the "Advance"). Apple's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and the Eligible Employee shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If Apple does not notify the Eligible Employee in writing prior to the end of the Notice Period of its desire to contest the claim, Apple shall pay to the Eligible Employee an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Eligible Employee shall be required to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

           (d) Repayments. If, after receipt by an Eligible Employee of an Advance, the Eligible Employee becomes entitled to a refund with respect to the claim to which such Advance relates, the Eligible Employee shall pay Apple the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by Eligible Employee of an Advance, a determination is made that the Eligible Employee shall not be entitled to any refund with respect to the claim and Apple does not promptly notify the Eligible Employee of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by Eligible Employee and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Eligible Employee.

           (e) Further Assurances. Apple shall indemnify each Eligible Employee and hold each Eligible Employee harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by the Eligible Employee with respect to the exercise by Apple of any of its rights under this Section 7.8, including, without limitation, any Losses related to Apple's decision to contest a claim or any imputed income to the Eligible Employee resulting from any Advance or action taken on Eligible Employee on behalf by Apple hereunder. Apple shall pay all legal fees and expenses incurred under this Section 7.8, and shall promptly reimburse each Eligible Employee for the reasonable expenses incurred by the Eligible Employee in connection with any actions taken by Apple or required to be taken by the Eligible Employee hereunder. Apple shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in Section 7.8(b).

           (f) Combined Payments. Anything in this Section 7.8 to the contrary notwithstanding, Apple shall have no obligation to pay an Eligible Employee a required Gross-Up Payment under this Section 7.8 if the aggregate amount of all Combined Payments has at the time such payment is due exceeded the Limit. If the amount of a Gross-Up Payment to an Eligible Employee under this Section 7.8 would result in the Combined Payments exceeding the Limit, Apple shall pay the Eligible Employee the portion, if any, of the Gross-Up Payment which can be paid to such employee without causing the aggregate amount of all Combined Payments to exceed the Limit. In the event that an Eligible Employee is entitled to a Gross-Up Payment under this Section 7.8 and other employees or former employees of the Company are also entitled to gross-up payments under this Section 7.8 or under the corresponding provisions of any other applicable Combined Arrangement and the aggregate amount of all such payments would cause the Limit on Combined Payments to be exceeded, Apple shall allocate the amount of the reduction necessary to comply with the Limit among all such payments in the proportion that the amount of each such gross-up payment bears to the aggregate amount of all such payments. Nothing in this Section 7.8(f) shall require any Eligible Employee to repay to Apple any amount that was previously paid to such employee under this Section 7.8.
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

SECTION 4.     AMENDMENT AND ASSUMPTION.

           (a) Section 12.1 of the Plan is revised as follows: The Plan and this Supplement may not be amended or terminated by Apple on and after the occurrence of the Change in Control Date in any way that would reduce or eliminate the payments and benefits owing under the Plan and this Supplement to any Section 2(a) Participant. In addition, no amendment or termination which would be precluded under the previous sentence if made on or after the Change in Control Date shall be effective if made or first effective within the twelve month period ending on the Change in Control Date.

           (b) Apple will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Apple expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that Apple would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve Apple of its obligations hereunder.

SECTION 5.     DEFINITIONS.

           For purposes of the Plan and this Supplement, the following capitalized words shall have the meanings set forth below:

           "Accounting Firm" shall mean [NAME] or, if such firm is unable or unwilling to perform such calculations, such other national accounting firm as shall be designated by Apple in accordance with the terms of the Retention Agreements.

            "Change in Control" shall mean a change in control of Apple of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not Apple is then subject to such reporting requirement; provided, however, that, anything in the Plan or this Supplement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

           (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of Apple representing 30% or more of the combined voting power of Apple's then outstanding securities entitled to vote in the election of directors of Apple;

           (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by Apple's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Incumbent Directors"), cease for any reason to constitute a majority thereof;

           (iii) There occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction;

           (iv) all or substantially all of the assets of Apple are sold, liquidated or distributed; or

           (v)  there is a "change in control" of Apple within the meaning  of
     Section 280G of the Code and the Regulations.

           "Change in Control Date" shall mean the earliest of (i) the date on which the Change in Control occurs, (ii) the date on which Apple executes an agreement, the consummation of which would result in the occurrence of a Change in Control, (iii) the date the Board approves a transaction or series of transactions, the consummation of which would result in a Change in Control and (iv) the date Apple fails to satisfy its obligations to have the Plan and this Supplement assumed by any successor to Apple in accordance with Section 4(b) of this Supplement. If the Change in Control Date occurs as a result of an agreement described in clause (ii) of the previous sentence or as a result of the approval of the Board described in clause (iii) of the previous sentence and the Change in Control to which such agreement or approval relates (the "Contemplated Change in Control") subsequently does not occur, then the Supplement Term shall expire on the sixtieth day (the "Reset Date") following the date the Board certifies by resolution duly adopted by three-fourths (3/4ths) of the Incumbent Directors then in office that the Contemplated Change in Control is not reasonably likely to occur; provided, however, that this sentence shall not apply (A) to any Section 2(a) Participant whose termination of employment with Apple has occurred on and after the Change in Control Date and on or prior to the Reset Date or (B) if the

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

Contemplated Change in Control subsequently occurs within three months of the Reset Date. Following the Reset Date, the provisions of the Plan and this Supplement shall remain in effect and a new Supplement Term shall commence upon the occurrence of a subsequent Change in Control Date. Notwithstanding the first sentence of this section, if an individual's employment with the Company terminates prior to the Change in Control Date and it is reasonably demonstrated that such termination of employment (i) was at the request of the third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then, solely with respect to the affected Participant, the Change in Control Date shall mean the date immediately prior to the date of such Participant's termination of employment.

           "Combined Arrangements" shall mean this Supplement to the Plan (as the same may be amended from time to time) and the Retention Agreements.

           "Combined Payments" shall mean the aggregate cash amount of (i) severance payments made to employees or former employees under Section 3(a) of the Retention Agreements or the corresponding provisions of the applicable Combined Arrangement, (ii) severance payments made to Section 2(a) Participants under Sections 2(e) and 2(f) of the Supplement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (iii) Gross-up Payments made to an Eligible Employee under Section 3 of the Supplement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (iv) fees and expenses which are paid or reimbursed to employees or former employees under Section 6 of the Retention Agreements or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (v) payments made to employees or former employees under Section 5 of the Retention Agreements or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement and (vi) costs incurred by Apple in respect of a Section 2(a) Participant under Section 2(d) of the Supplement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

          "Common Stock" shall mean the common stock of Apple.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.

          "Good Reason" shall mean:

           (i) The relocation of the office of the Company where an Eligible Employee is employed immediately prior to the Change in Control Date (the "CIC Location") to a location which is more than fifty (50) miles away from the CIC Location or the Company's requiring an Eligible Employee to be based more than fifty (50) miles away from the CIC Location (except for required travel on the Company's business to an extent substantially consistent with your customary business travel obligations in the ordinary course of business prior to the Change in Control Date); or

           (ii) The Company's assignment of an Eligible Employee to a job with significantly reduced duties and responsibilities and which involves either (A) a reduction in the Eligible Employee's base salary or target bonus opportunity or (B) a drop of two grade designations or more; provided, however, that clause (B) shall not apply if the reduction in employee's grade designation causes such employee to cease to qualify as an Eligible Employee for purposes of the Plan and this Supplement;

provided, however, that an event described above shall not constitute Good Reason unless it is communicated by the Eligible Employee to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to the Eligible Employee (including full retroactive correction with respect to any monetary matter) within 10 days of the Company's receipt of such written notice.

           "Limit" shall mean the dollar amount determined in accordance with the formula [A x B x C], where

          A    equals 0.02;

          B equals the number of issued and outstanding shares of Common Stock of Apple immediately prior to the Change in Control Date; and

          C equals the greater of (i) (A) if the Common Stock is listed on any established stock exchange or national market system (including, without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the highest closing sale price (or closing bid price, if no sales are reported) of a share of Common Stock, or (B) if the Common Stock is regularly quoted on the NASDAQ System (but not on a national market system) or quoted by a recognized securities dealer but selling prices are not reported, the highest mean between the high and low asked prices for the Common Stock, in each case, on any day during the ninety-day period ending on the Change in Control Date, and (ii) the highest price paid or offered, as determined by the Accounting Firm, in any bona fide transaction or bona fide offer related to the Change in Control.

             "Notification Date" shall mean, during the Supplement Term, the date an Eligible Employee is notified of his or her termination of employment or the end of the date on which the cure period referred to in the definition of Good Reason expires without the Company effecting the cure contemplated by such definition.

           "Payment" means (i) any amount due or paid to an Eligible Employee under the Plan or this Supplement, (ii) any amount that is due or paid to an Eligible Employee under any plan, program or arrangement of the Company, and
(iii) any amount or benefit that is due or payable to an Eligible Employee under the Plan or this Supplement or under any plan, program or arrangement of the Company not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under Section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by the Eligible Employee, including, without limitation, any amounts which must be taken into account under the Code and Regulations as a result of (A) the acceleration of the vesting of any option, restricted stock or other equity award granted under Apple's equity-based incentive plans or otherwise, (B) the acceleration of the time at which any payment or benefit is receivable by an Eligible Employee or (C) any contingent severance or other amounts that are payable to an Eligible Employee.

            "Regulations"  shall  mean  the  proposed,  temporary  and   final
regulations under Section 280G of the Code or any successor provision thereto.

           "Retention Agreements" means the Retention Agreements, dated as of the date of this Supplement, to which Apple is a party and any Retention Agreement entered into after the date hereof which is specifically designated in the terms thereof as one of the Combined Arrangements.

           "Supplement Term" shall mean the period commencing on the Change in Control Date and ending on the second anniversary thereof.

           "Transaction Date" shall mean the date described in clause (i) of the definition of Change in Control Date.


                                        APPLE COMPUTER, INC.



                                        By
                                          Kevin J. Sullivan
                                          Senior Vice President,
                                          Human Resources


















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